Exhibit 10.2

LOCK-UP AGREEMENT

This Lock-Up Agreement (this “Agreement”), effective as of February 9 2012 (the “Effective Date”) is by and between Omnitek Engineering Corp., a California corporation (“Omnitek” or the “Company”) and the Michael W. Jordan Dynasty Trust (“Shareholder”).

Recitals

A.

Whereas, as of the date hereof, Shareholder is the owner of record of 600,000 shares of Common Stock of the Company (the “Covered Shares”) represented by the following certificates:

Certificate No.	Shares
1314	300,000
1315	300,000

B.

Whereas, the Company anticipates undertaking efforts to raise working capital for the Company, that may or may not be completed or if completed, may or may not be beneficial to the Company and its shareholders (the “Financing Efforts”); and

C.

Whereas, in furtherance of the Financing Efforts of the Company, the Shareholder has agreed to enter into this Agreement and to restrict the private and public sale, assignment, transfer, conveyance, hypothecation or alienation of the Covered Shares, on the terms set forth below.

Agreement

NOW, WHEREFORE,   for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.

Lock-Up.  The Shareholder hereby agrees that during the Lock-Up Period, that within any calendar month the Shareholder will not, directly or indirectly, on his, her or its own behalf, or on behalf of entities, family members or trusts affiliated with or controlled by him, her or it, offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, borrow or otherwise dispose of  more than an aggregate of 50,000 Covered Shares.

For purposes of this agreement, “Lock-Up Period” shall mean a period of twenty-four (24) months commencing on the Effective Date and terminating on the earlier of (a) January 31, 2014 or (b) such time as the shares of the Company are listed and traded on a National Exchange (i.e. the NYSE, AMEX or NASDAQ) or the average daily trading volume of the Company’s common stock for a consecutive 30 day period is in excess of 100,000 shares per day.

The Shareholder hereby authorizes the Company during the Lock-Up Period to cause any transfer agent for the Covered Shares to decline to transfer, and to note stop transfer restrictions on the stock register and other records, consistent with the terms of this Agreement, relating to, the Covered Shares for which the Shareholder is the record holder and, in the case of the Covered Shares for which the Shareholder is the beneficial but not the record holder, agrees during the Lock-Up Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, its share of the Covered Shares.

2.

Permitted Transfers and Conditions.  Notwithstanding the foregoing, and subject to the conditions below, the Shareholder may transfer the Covered Shares in the transactions described in clauses (a) through (e) below without the prior written consent of the Company, provided that (i) the Company receives a signed Lock-Up Agreement for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be, (ii) any such transfer shall not involve a disposition for value, (iii) such transfers are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise during the Lock-Up Period and (iv) the Shareholder does not otherwise voluntarily effect any public filing or report regarding such transfers during the lock-up period:

(a)

as a bona fide gift or gifts; or

(b)

to any  to any trust for the direct or indirect benefit of the Shareholder or the immediate family of the Shareholder; or

(c)

as a distribution to members, partners or stockholders of the Shareholder; or

(d)

to the Shareholder’s affiliates or to any investment fund or other entity controlled or managed by the Shareholder, provided that such affiliate, investment fund or other entity controlled or managed by the Shareholder shall not be formed for the sole purpose of transferring, for value or otherwise, the Covered Shares; or

(e)

to any beneficiary of the Shareholder pursuant to a will or other testamentary document or applicable laws of descent; or

(f)

to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the Shareholder or immediate family of the Shareholder.

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

3.

Representation and Warranties of Shareholder. The Shareholder hereby represents and warrants to Omnitek that:

(a)

The Shareholder is the record and/or beneficial owner of the Covered Shares of Common Stock of the Company as set forth above.

(b)

This Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Shareholder, enforceable against the Shareholder in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application respecting creditors' rights and by general equitable principles.

(c)

Neither the execution and delivery of this Agreement nor the consummation by the Shareholder of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which the Shareholder is a party or bound or to which the Shareholder's Shares are subject, other than a violation, default or conflict which does not materially impair the ability of the Shareholder to perform its obligations under this Agreement.  Consummation by the Shareholder of the transactions contemplated hereby will not violate, or require any consent, approval, or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to the Shareholder or the Shareholder's Shares.

Jordan Dynasty Trust – Lock-Up Agreement

4.

Covenants.

(a)

The Shareholder agrees with, and covenants to, Omnitek that the Covered Shares and the certificates representing the Covered Shares are now, and at all times all such shares then held will be, held by the Shareholder, or by a nominee or custodian for the benefit of such Shareholder, free and clear of all liens, security interest, proxies, voting trusts or voting agreements or any other encumbrances whatsoever, and that it shall not (i) grant any proxy, power of attorney or other authorization in or with respect to such shares, except for this Agreement or (ii) deposit such shares into a voting trust or enter into a voting agreement or arrangement with respect to such shares, except for any arrangements which do not materially impair the ability of the Shareholder to perform its obligations under this Agreement.

(b)

The Shareholder shall use commercially reasonable efforts to take, or cause to be taken, all necessary actions, and to do, or cause to be done all things necessary, proper or advisable under this Agreement.

5.

Miscellaneous.

(a)

Headings.  The section headings herein are for convenience only and shall not affect the construction hereof.

(b)

Governing Law; Venue.  This Agreement is being executed and delivered, and is intended to be performed, in the State of California, and to the extent permitted by law, the execution, validity, construction, and performance of this Agreement shall be construed and enforced in accordance with the laws of the State of California without giving effect to conflict of law principles.  This Agreement shall be deemed made and entered into in San Diego County, State of California and venue for any Proceeding as defined below, in connection with this Settlement Agreement shall be in San Diego County, California.

(c)

Waiver of Jury Trial.  The Parties hereto hereby voluntarily and irrevocably waive trial by jury in any Proceeding brought in connection with this Agreement, any of the related agreements and documents, or any of the transactions contemplated hereby or thereby. For purposes of this Agreement, “Proceeding” includes any threatened, pending, or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing, or any other actual, threatened, or completed proceeding, whether brought by or in the right of any party or otherwise and whether civil, criminal, administrative, or investigative, in which a Party was, is, or will be involved as a party or otherwise.

(d)

Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

(e)

Enforcement of Agreement. The parties agree that Omnitek would be irreparably damaged if for any reason the Shareholders failed, in breach of its obligations hereunder, to perform any of its obligations under this Agreement, and that Omnitek would not have an adequate remedy at law for money damages in such event. Accordingly, Omnitek shall be entitled to specific performance and injunctive and other equitable relief to enforce the performance of this Agreement by the Shareholder; and, if Omnitek should institute an action or proceeding seeking specific enforcement of the provisions hereof, the Shareholder hereby waives the claim or defense that Omnitek has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists. The Shareholder further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief. This provision is without prejudice to any other rights that Omnitek may have against the Shareholder for any failure to perform its respective obligations under this Agreement.

Jordan Dynasty Trust – Lock-Up Agreement

(f)

Amendments; Entire Agreement. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by Omnitek and by a majority of the Shareholders. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, oral or written, with respect to such transactions.

(g)

Counterparts; Facsimile Signatures.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.  Facsimile signatures shall be sufficient for execution of this Agreement.

(h)

Notices. All notices, requests, demands and other communications under this Agreement, shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given or within five (5) business days if mailed to the party to whom notice is to be given, by first-class mail, registered, or certified, postage prepaid and properly addressed as follows:

If to Omnitek, addressed to:

Omnitek Engineering Corp.

Attn: Werner Funk

1945 S. Rancho Sante Fe Rd.

San Marcos, CA 92078

If to the Shareholder, addressed to:

The Michael W. Jordan Dynasty Trust

Attn: Michael W. Jordan

PO Box 612

Mr. Vernon, Texas 75457

or to such other address or facsimile number as either party may hereafter specify for the purpose by notice to the other party hereto.

(i)

Expenses. Each party hereto shall pay its own expenses incurred in connection with this Agreement, except as otherwise specifically provided herein.

(j)

Survival. All representations, warranties and covenants contained herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

Jordan Dynasty Trust – Lock-Up Agreement

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed as of the date first above written.

SHAREHOLDER

The Michael W. Jordan Dynasty Trust

/s/ Michael W. Jordan

By: Michael W. Jordan

Its: Trustee

THE COMPANY

OMNITEK ENGINEERING CORP.

/s/ Werner Funk

By: Werner Funk

Its: President

Jordan Dynasty Trust – Lock-Up Agreement